UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2025

Maison Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41720	84-2498787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 N Garfield Ave, Monterey Park, CA 91754	91754
(Address of principal executive offices)	(Zip Code)

(626) 737-5888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.0001 per share	MSS	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement; Senior Secured Convertible Promissory Notes

On September 28, 2025, Maison Solutions Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor” or “Holder”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company, Senior Secured Convertible Promissory Notes (the “Notes”) in a total principal amount of up to $70 million. Under the Purchase Agreement, the Company will issue an initial note in the principal amount of $3,000,000 for a purchase price of $2,745,000 (the “Initial Note”) upon the satisfaction or waiver of certain conditions. In addition, during the three (3) years following the initial closing of the Purchase Agreement, additional Notes may, at the election of the Investor, be purchased from time to time up to a maximum additional aggregate principal amount of either $4 million or $67 million, in each case, subject to the satisfaction or waiver of certain conditions. In the event that the Company conducts a Cryptocurrency Related Business Transaction (as defined below) within one hundred and eighty (180) calendar days of the date of the Purchase Agreement, the Investor will have the right to purchase up to an aggregate of $4.0 million in additional Notes. If a Cryptocurrency Related Business Transaction does not occur within 180 days of the Purchase Agreement, the Investor will have the right to purchase up to a total aggregate of $67 million in additional Notes. A “Cryptocurrency Related Business Transaction” is any acquisition of, or merger, share exchange, or similar transaction with, an entity focused principally on the acquisition of cryptocurrencies and related assets by the Company or any subsidiary of the Company, so long as such acquisition, merger, share exchange, or similar transaction occurs contemporaneously with the deployment of not less than $100 million in capital in or through the Company or any subsidiary. Subject to certain market, collateral value and equity market conditions, and so long as the outstanding principal balance of all Notes is less than $1 million, the Company may, at its option, require the Investor to purchase up to $4 million in additional Notes at any one time during the three (3) years following the initial closing of the Purchase Agreement.

The Company is required to use at least 90% of all net proceeds received from the purchase and sale of the Notes to acquire World Coin (WLD), Solana (SOL), or any other form of cryptocurrency that the Company and the Investor have mutually agreed upon in writing, to be held as a treasury asset for the Company’s balance sheet.

The Notes will feature an original issue discount of eight and a half percent (8.5%), bear interest at a rate of eight percent (8%) per year, and mature on the second (2nd) anniversary of the date of issuance. Interest payments will be required to be paid monthly and may be paid in cash or, subject to the satisfaction of certain equity market conditions, in shares of Class A Common Stock of the Company valued at the conversion price of the Notes then in effect. The Notes will be convertible to Class A Common Stock of the Company at price equal to lower of (i) the Nasdaq “Minimum Price” (as defined in Nasdaq Rule 5635(d)) as of the date of issuance of such Note and (ii) 90% of the lowest daily volume weighted average price of the Company’s Class A Common Stock during the ten (10) consecutive trading days preceding the conversion notice (the “Conversion Price”). In no event, however, shall the Notes be convertible at a price less than the floor price equal to 20% of the Nasdaq “Minimum Price” as of the date of issuance of the Initial Note (the “Floor Price”). The Investor’s conversions of the Notes will be limited such that no conversion may be made to the extent that aggregate number of shares of the Company’s Class A Common Stock then beneficially owned by the Holder (together with its affiliates) would exceed 4.99% (the “Beneficial Ownership Limitation”) of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion. The Holder has the right to increase the Beneficial Ownership Limitation, upon no less than 61 days’ prior notice, up 9.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to the conversion.

The Notes will provide for customary events of default which include, among others, nonpayment of principal or interest, breach of covenants, failure to timely deliver shares of Class A Common Stock issuable upon conversion of the Notes, failure pay redemption payments if and when required under the Notes, certain bankruptcy or insolvency events, certain change of control transactions, the failure of the Company to file certain required reports under the Exchange Act of 1934, as amended (the “Exchange Act”), any defaults under the Purchase Agreement, default by the Company on any of its obligations under any other indebtedness exceeding $250,000, and certain final judgements for payment of money are rendered against the Company. Upon an event of default that is continuing, the Holder of the Notes will have the right to convert all or any portion of the Note at a price equal to the Alternate Conversion Price, which is defined as the lower of (i) the Conversion Price and (ii) 90% of the lowest trading price of the Company’s Class A Common Stock during the ten (10) consecutive trading days preceding the conversion notice (subject to the Floor Price).

At the option of the Investor, the Notes will be subject to mandatory redemption by the Company at price equal to 125% of the balance owing thereunder in the event of a default under the Notes or other transaction documents, or upon a change in control of the Company or certain other fundamental transactions. The Company may, at its option and upon no less than 10 days or more 50 days advance notice, redeem the Notes in full at a price equal to 125% of the balance owing thereunder.

Pursuant to the terms of the Purchase Agreement, and in compliance with the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq”), the Company is required to obtain approval from the stockholders of the Company for the issuance of all shares of Class A Common Stock of the Company (as defined below) which may be issuable upon conversion of all Notes which are, or may be, sold under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Notes, at any time while any Notes remain outstanding, the Company will be prohibited, without the prior written consent of the Investor, from issuing any notes (other than those contemplated by the Purchase Agreement) and from issuing any securities that cause a breach or default under the Notes. The Company is also prohibited from issuing or selling any shares of common stock or convertible securities for the period commencing on the date of the Purchase Agreement, through, and including, the twentieth (20th) trading day immediately following the date on which the Securities and Exchange Commission (the “SEC”) declares the registration statement registering the resale of all shares issuable under the Notes effective.

The Purchase Agreement also contains customary representations, warranties, certain affirmative and negative covenants (including restrictions on the Company’s ability to incur indebtedness, permit liens, make dividends or distributions, consummate investments and consummate certain affiliate transactions), indemnification rights and obligations of the parties. The Notes and the shares of the Company’s Class A Common Stock will be issued in a private placement transaction in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) thereunder.

Pledge and Security Agreement

The Company’s obligations under the Notes will be secured by a lien on all assets of the Company, including all cryptocurrencies purchased with the proceeds of the Notes, under the terms of a Pledge and Security Agreement to be entered into as of the date of the initial closing(the “Security Agreement”). The Security Agreement will contain customary covenants and restrictions, including prohibitions on the granting of additional liens on any collateral or the transfer or sale of collateral other than in the ordinary course of business. Under the terms of the Security Agreement, all cryptocurrencies acquired by the Company with the proceeds of the Notes will be held for security in a blocked custodial account to be administered by an appointed custodian acting on behalf of the Note holders. Cryptocurriences held under the control the Note holders in the blocked custodial account may not be sold or transferred for so long as any Notes remain outstanding.

Registration Rights Agreement

On September 28, 2025, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company agreed to register the resale of all shares of Class A Common Stock issuable upon conversion of the Notes. The Registration Rights Agreement requires, among other things, the Company to file an initial resale registration statement covering the conversion shares with the SEC within 30 calendar days after the initial closing date. The Company is obligated to use its best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than the 90th calendar day following the closing date (the “Effectiveness Deadline”). However, in the event the Company is notified by SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Deadline will be accelerated to the 2nd business day following the date on which the Company is so notified if such date precedes the initial Effectiveness Deadline.

The foregoing summaries of the Purchase Agreement, the Notes, the Security Agreement and the Registration Rights Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

On September 29, 2025, the Company issued the press release furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of September 28, 2025
10.2	Form of Senior Secured Convertible Promissory Note
10.3	Form of Pledge and Security Agreement
10.4	Registration Rights Agreement, dated as of September 28, 2025
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maison Solutions Inc.

Date: September 29, 2025	By:	/s/ John Xu
	Name:	John Xu
	Title:	Chief Executive Officer

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